EXHIBIT 99.1


                                                For further information contact:
                                                             Dennis Klaeser, CFO
                                                            PrivateBancorp, Inc.
                                                                    312-683-7100

FOR IMMEDIATE RELEASE

       PRIVATEBANCORP, INC. (NASDAQ: PVTB) INCREASES CASH DIVIDEND BY 50%

         Chicago, March 1, 2004 - PrivateBancorp, Inc. announced that its board of directors on February 26, 2004 declared a quarterly cash dividend of $0.06 per share payable on March 31, 2004 to stockholders of record on March 17, 2004.

         This dividend represents an increase of $0.02 per share, or 50%, from the prior quarterly dividend of $0.04 per share.

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